Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2018, relating to the financial statements of Galmed Pharmaceuticals Ltd. (“the Company”), appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2017.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
Member of Deloitte Touche Tohmatsu Limited.
Tel-Aviv, Israel
September 20, 2018